                                                                    EXHIBIT 99.3

                           ENCORE ACQUISITION COMPANY

                         NOTICE OF GUARANTEED DELIVERY
                         FOR TENDER OF ALL OUTSTANDING
                    6.25% SENIOR SUBORDINATED NOTES DUE 2014
                           IN EXCHANGE FOR REGISTERED
                    6.25% SENIOR SUBORDINATED NOTES DUE 2014

     This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of Encore Acquisition Company (the "Issuer") and its restricted subsidiaries (the "Guarantors") and to tender outstanding unregistered 6.25% Senior Subordinated Notes due 2014 fully and unconditionally guaranteed by the Guarantors (the "Outstanding Notes"), to Wells Fargo Bank, National Association, as exchange agent (the "Exchange Agent"), pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed
Delivery Procedures" of the Issuer's prospectus dated           , 2004 (the
"Prospectus") and in Instruction 2 to the related letter of transmittal. Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this notice of guaranteed delivery, properly completed and duly executed, prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined in this letter have the meanings given to them in the letter of transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
2004, UNLESS SOONER TERMINATED OR EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                 (800) 344-5128

                     BY OVERNIGHT DELIVERY, COURIER OR MAIL
                  (OVERNIGHT DELIVERY OR COURIER RECOMMENDED;
             IF BY MAIL, REGISTERED OR CERTIFIED MAIL RECOMMENDED):

                     Wells Fargo Bank, National Association
                           Corporate Trust Operations
                                 MAC N9303-121
                              Sixth and Marquette
                             Minneapolis, MN 55479

                         REGISTERED OR CERTIFIED MAIL:

                     Wells Fargo Bank, National Association
                           Corporate Trust Operations
                                 MAC N9303-121
                                 P.O. Box 1517
                           Minneapolis, MN 55480-1517

            BY FACSIMILE TRANSMISSION (ELIGIBLE INSTITUTIONS ONLY):

                                 (612) 667-4927

                             Confirm by Telephone:

                                 (800) 344-5128

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE READ CAREFULLY BEFORE THE NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

     This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, that signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.

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

Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuer and the Guarantors, in accordance with their offer, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in Instruction 2 of the letter of transmittal.

     The undersigned hereby tenders the Outstanding Notes listed below:

--------------------------------------------------------------------------------
     CERTIFICATE NUMBER(S)
(IF KNOWN) OF OUTSTANDING NOTES    AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
   OR ACCOUNT NUMBER AT DTC        AMOUNT REPRESENTED         AMOUNT TENDERED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                      PLEASE SIGN AND COMPLETE

-----------------------------------------------------  ---------------------------------------------

-----------------------------------------------------  ---------------------------------------------
NAMES OF REGISTERED HOLDER(S)                          SIGNATURE(S) OF REGISTERED HOLDER(S) OR
                                                       AUTHORIZED SIGNATORY


-----------------------------------------------------

-----------------------------------------------------  DATED: --------------------------------------
ADDRESS

-----------------------------------------------------
AREA CODE AND TELEPHONE NUMBER(S)
----------------------------------------------------------------------------------------------------

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

     This notice of guaranteed delivery must be signed by the registered holder(s) of the tendered Outstanding Notes exactly as the name(s) of such person(s) appear(s) on certificates for the Outstanding Notes or on a security position listing as the owner of the Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): -----------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Capacity: ----------------------------------------------------------------------

Address(es): -------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   GUARANTEE

                    (not to be used for signature guarantee)

     The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or facsimile thereof or agent's message in lieu thereof), together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC described in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering -- Book-Entry Transfer" and in the letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

 Name of Firm: ------------------------------------     ---------------------------------------------------
                                                                      (Authorized Signature)



 Address: -----------------------------------------     Name: ---------------------------------------------
                 (Include ZIP Code)



Area Code and Telephone Number:                         Title: --------------------------------------------
                                                                      (Please Type or Print)



                                                        Date: ---------------------------------------------
 --------------------------------------------------

     DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent's message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Outstanding Notes must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Delivery of such notice of guaranteed delivery may be made by facsimile transmission, mail, courier or overnight delivery. THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, holders may wish to consider using an overnight or courier service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the letter of transmittal.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this notice of guaranteed delivery (or facsimile hereof) is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Outstanding Notes without alteration, enlargement or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant in DTC whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name as it appears on the security position listing as the owner of the Outstanding Notes.

     If this notice of guaranteed delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Outstanding Notes or signed as the name(s) of the participant appears on DTC's security position listing.

     If this notice of guaranteed delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit herewith evidence satisfactory to the Exchange Agent of such person's authority to so act.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus and this notice of guaranteed delivery may be directed to the Exchange Agent at the address or telephone number set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

                                        5